Exhibit 99.1

IN THE COURT OF THE CHANCERY OF THE STATE OF DELAWARE

LOUISIANA MUNICIPAL POLICE EMPLOYEES’ RETIREMENT SYSTEM, on behalf of itself and all other similarly situated shareholders of Landry’s Restaurants, Inc., and derivatively on behalf of nominal defendant Landry’s Restaurants, Inc.,

Plaintiff,

v.

TILMAN J. FERTITTA, STEVEN L. SCHEINTHAL, KENNETH BRIMMER, MICHAEL S. CHADWICK, MICHAEL RICHMOND, JOE MAX TAYLOR, FERTITTA HOLDINGS, INC., FERTITTA ACQUISITION CO., RICHARD LIEM, FERTITTA GROUP, INC. and FERTITTA MERGER CO.

Defendants, and

LANDRY’S RESTAURANTS, INC.,

Nominal Defendant.

C.A. No. 4339-VCL

SUMMARY NOTICE OF PROPOSED SETTLEMENTS OF SHAREHOLDER

LITIGATION, SETTLEMENT FAIRNESS HEARING, AND APPLICATIONS FOR

ATTORNEYS’ FEES AND REIMBURSEMENT OF LITIGATION EXPENSES

TO:

ALL PERSONS AND ENTITIES WHO HELD SHARES OF LANDRY’S RESTAURANTS, INC. (“LANDRY’S” OR THE “COMPANY”) COMMON STOCK AT ANY POINT BETWEEN SEPTEMBER 17, 2008 AND JANUARY 11, 2009, INCLUSIVE (THE “2008 TRANSACTION SUBCLASS”); AND

ALL PERSONS AND ENTITIES WHO HELD SHARES OF LANDRY’S COMMON STOCK AT ANY POINT BETWEEN NOVEMBER 3, 2009 AND THE CLOSING OF A SALE/MERGER TRANSACTION OF LANDRY’S (THE “2009 TRANSACTION SUBCLASS”, TOGETHER WITH 2008 TRANSACTION SUBCLASS, THE “CLASSES”)

YOU ARE HEREBY NOTIFIED, pursuant to Delaware Court of Chancery Rules 23 and 23.1 and an Order of the Court, that (i) the above-captioned action (the “Action”) is pending as a class and derivative action in the Court of Chancery of the State of Delaware (the “Court”), and

that the Court has preliminarily certified for settlement purposes the Classes defined above, each of which exclude Defendants; members of the immediate families of each of the Individual Defendants; all directors, officers, parents, subsidiaries and affiliates of Landry’s and the Fertitta Entities; any person, firm, trust, corporation or entity in which any Defendant has or had a controlling interest or which is related to or affiliated with any of the Defendants; and the legal representatives, heirs, successors-in-interest or assigns of any such excluded party; and (ii) settlements (the “Settlements”) have been reached on behalf of the respective Classes dismissing the claims asserted or that could have been asserted against Defendants in the Second Amended Verified Class Action and Derivative Complaint filed in the Action on May 21, 2010, and every prior version of the Complaint (collectively, the “Complaint”).

Pursuant to the Settlement reached on behalf 2008 Transaction Subclass, the Defendants or their successor(s)-in-interest have agreed to pay or caused to be paid a total of $14,500,000 in cash into escrow (the “Settlement Fund”) for the benefit of the members of the 2008 Transaction Subclass only. In consideration of the Settlement reached on behalf of the 2009 Transaction Subclass, the Defendants and the Special Committee of the Company’s Board of Directors have agreed to implement certain deal terms with respect to the 2009 agreement of Tilman J. Fertitta (“Fertitta”) and certain Fertitta entities to acquire Landry’s for $14.75 per share, including paying $24.50 per share.

A hearing will be held before the Court, in the New Castle County, 500 North King Street, Wilmington, DE 19801, on October 6, 2010 at 10:00 a.m., to, among other things, determine whether the proposed Settlements should be approved by the Court as fair, reasonable and adequate, to determine whether Plaintiff and Class Counsel have adequately represented the Classes, to determine whether the proposed Plan of Allocation for the Settlement Fund is fair and reasonable, and to consider the application of Class Counsel for awards of attorneys’ fees and expenses.

IF YOU WERE A LANDRY’S SHAREHOLDER AT ANY POINT BETWEEN SEPTEMBER 17, 2008 AND JANUARY 11, 2009, INCLUSIVE AND/OR AT ANY POINT BETWEEN NOVEMBER 3, 2009 AND THE CLOSING OF A SALE/MERGER TRANSACTION OF LANDRY’S, YOUR RIGHTS WILL BE AFFECTED BY THE SETTLEMENTS OF THE ACTION. This is a summary notice only. Additional information about the claims asserted in the Action and the terms and benefits of the proposed Settlements are available in the full printed Notice of Proposed Settlements of Shareholder Litigation, Settlement Fairness Hearing, and Applications for Attorneys’ Fees and Expenses (the “Notice”). If you have not yet received the full printed Notice or the Proof of Claim form (“Claim Form”), you may obtain copies of these documents by contacting the Claims Administrator at:

Landry’s Shareholder Litigation

C/O The Garden City Group, Inc.

P.O. Box 9349, Dublin, OH 43017-4249

Copies of the Notice and Claim Form can also be downloaded from the website maintained by the Claims Administrator, www.landrysshareholderlitigation.com.

If you are a member of the 2008 Transaction Subclass and/or a member of the 2009 Transaction Subclass, you will be bound by the Orders of the Court granting final approval to the respective Settlements. If you are a member of the 2008 Transaction Subclass, in order to be eligible to share in the distribution of the Settlement Fund, you must submit a Claim Form no later than December 6, 2010. Any objections to the Settlements, the Plan of Allocation and/or Class Counsel’s applications for awards of attorneys’ fees and expenses must be filed by September 22, 2010 in accordance with the procedures set forth in the Notice.

By Order of The Court